Exhibit 3.1

ARTICLES OF INCORPORATION
OF
NUVEEN CHURCHILL BDC INC.
ARTICLE I
INCORPORATOR
The undersigned, John McCally, whose address is 8500 Andrew Carnegie Blvd., C2-08-04, Charlotte, North Carolina 28262, being at least eighteen years of age, does hereby form a corporation under the laws of the State of Maryland.
ARTICLE II
CORPORATE TITLE
The name of the corporation is: Nuveen Churchill BDC Inc. (the “Corporation”).
ARTICLE III
BUSINESS PURPOSE
The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.
ARTICLE IV
RESIDENT AGENT AND PRINCIPAL OFFICE
The name of the resident agent of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company, whose address is 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. The street address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.
ARTICLE V
SHARES
The Corporation has authority to issue 500,000,000 shares at $0.01 par value per share.

ARTICLE VI
DIRECTORS
The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be one, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The name of the director who shall serve until the first meeting and until his successor is duly elected and qualified is:
Kenneth J. Kencel
[Remainder of page intentionally blank]

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 17th day of June, 2019.

SIGNATURE OF INCORPORATOR:

/s/ John McCally
John McCally

Filing parties return address: 8500 Andrew Carnegie Blvd., C2-08-04, Charlotte, North Carolina 28262
I hereby consent to my designation in this document as resident agent for this Corporation.

CSC-LAWYERS INCORPORATING SERVICE COMPANY

/s/ Erin Richardson
Erin Richardson

Signature Page to Articles of Incorporation